Registration No. 333-168345

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EURASIA DESIGN INC.
(Name of small business issuer in its charter)

Nevada	5900
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

National Registered Agents Inc. of NV
122B E. Acapulco St.	1000 East Williams Street, Suite 204
South Padre Island, TX 78597	Carson City, Nevada 89701
(877) 687-1115	(800) 550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]

Common Stock:	6,000,000	$0.01	$60,000	$4.28

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

EURASIA DESIGN INC.
Shares of Common Stock
3,000,000 Minimum - 6,000,000 Maximum

    There has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the Financial Industry Regulatory Authority. In order to be listed on the Bulletin Board, we must secure a market maker who will file a Form 211 with FINRA on our behalf, of which there is no assurance that we will ever be able to secure a market maker to perform this task. There is no assurance that the shares will ever be quoted on the Bulletin Board.

    This offering will begin on the effective date of this registration statement.  That date is set forth below as "The date of this prospectus is____________" and will terminate 270 days later on __________, 2010, or on the date the maximum number of shares are sold, which ever date is earlier.

    We are offering up to a total of 6,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 3,000,000 shares minimum, 6,000,000 shares maximum. The offering price is fixed at $0.01 per share and will remain fixed at $0.01 per share throughout the offering. Funds from this offering will be placed in a separate bank account at Wells Fargo Bank, 550 Padre Boulevard, South Padre Island, Texas 78597; the telephone number is (956) 761-8606. There is no escrow, trust or similar account in which your subscription will be deposited. The bank account is merely a separate non-interest bearing savings account under our control where we have segregated your funds. As a result, creditors could attach the funds. Only John Ferrone, our sole officer and director will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days. The funds will be maintained in the separate bank until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. In the event that 3,000,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you without a deduction of any kind. We define "promptly" as a period of up to three days. We will return your funds to you in the form of a cashier's check sent via Federal Express on the 271st day. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank.

    There are no minimum purchase requirements.

    Our common stock will be sold by John Ferrone, our sole officer and director.

    Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

    Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.01	$0.007	$0.003
Per Share - Maximum	$0.01	$0.003	$0.007
Minimum	$30,000	$20,000	$10,000
Maximum	$60,000	$20,000	$40,000

    The difference between the aggregate offering price and the proceeds to us is $20,000. The $20,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $20,000 will be paid from the first proceeds of this offering.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

    The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

    We are a start-up (development stage) company. We are a company without revenues or operations. We will develop a website (www.eurasiadesigninc.com) that will offer to the public unique furniture and accessories from Europe and Asia to retail customers at wholesale prices. We have not generated any revenues and the only operations we have engaged in are the reservation of the domain name (www.eurasiadesigninc.com) and the development of a business plan.

    Our principal executive office is located at 122B Acapulco Street, South Padre Island, Texas 78597. Our telephone number is (877) 687-1115 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is May 31.

The offering

    Following is a brief summary of this offering:

Securities being offered	Up to 6,000,000 shares of common stock, par value $0.00001.
Offering price per share, fixed	$0.01
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	$10,000 assuming the minimum number of shares is sold. $40,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	11,000,000

Selected financial data

    The following audited financial information summarizes the more complete historical financial information derived from our audited financial statements found at the end of this prospectus.

As of August 31, 2010 (Unaudited)	As of May 31, 2010 (Audited)

Balance Sheet Total Assets Total Liabilities Total Stockholder's Equity	$ $ $	2,769 300 2,469	$ $ $	19,977 1,775 18,202
		For the Three Months Ended August 31, 2010 (Unaudited)		Period from May 6, 2010 (inception) to May 31, 2010 (Audited)
Statement of Expenses Revenue Total Expenses Net Loss	$ $ $	-0- 15,733 15,733	$ $ $	-0- 1,798 1,798

Blank Check Issue

    We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term "blank check company" to mean, any development stage company that is issuing a penny stock that, "(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies." We have a specific plan and purpose. Our business purpose is to offer unique furniture and accessories from Europe and Asia to retail customers at wholesale prices by ordering online. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, "Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering." Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

    We have no plans or intentions to be acquired or to merge with an operating company, nor does our stockholder, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

    Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with EURASIA DESIGN INC.

    1. Because our auditors have issued a going concern opinion and because our sole officer and director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

    As at August 31, 2010, Eurasia has working capital of $2,469, has not generated revenues and has accumulated losses of $17,531 since inception. Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Additionally, our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

    2. We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

    We were incorporated in May 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $17,531. Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

* * * *

completion of this offering
our ability to locate distributors who will sell us their products our ability to attract clients who will buy our products
our ability to generate revenues through the sale of our products

    Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

    3. We have no clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

    We have no clients. We have not identified any clients and we cannot guarantee we ever will have any. Even if we obtain clients, there is no guarantee that we will be able to locate our clients who will buy our products. If we are unable to attract enough purveyors of goods to offer their products for resale for us to offer our clients, or enough clients to buy the products from us and our website to operate profitably we will have to suspend or cease operations.

    4. We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

    We have not started our business. We need the proceeds from this offering to start our operations. If the minimum of $30,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin operations. It will also enable us to initiate development on our website, begin the gathering of information for our database, and initiate the development of our marketing program. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

    5. Because we are small and do not have much capital, we must limit marketing our services to potential clients and purveyors. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

    Because we are small and do not have much capital, we must limit marketing our products. The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy or suppliers to sell products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

    6. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting purveyors and clients and result in a lack of revenues that may cause us to suspend or cease operations.

    Our sole officer and director, John Ferrone, will only be devoting limited time to our operations. Mr. Ferrone will be devoting approximately 15 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

    7. Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire individuals or suspend or cease operations.

    Because our management does not have prior experience in the marketing of products or services via the Internet, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

    8. Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

    We have only one officer and director. He has no formal training in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While Mr. Ferrone has no formal training in financial accounting matters, he has been reviewing the financial statements that have been prepared by our bookkeeper and are included in this prospectus. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could result in our operations being suspended or ceasing entirely which could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

    9. If John Ferrone, our president and sole director, should resign or die, we will not have a chief executive officer which could result in our operations being suspended or ceasing entirely. If that should occur, you could lose your investment.

    John Ferrone is our sole officer and director. We are extremely dependent upon him to conduct our operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

    10. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our sole officer and director misappropriate the funds for his own use, you will lose your investment.

    Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director will have the power to appropriate the money we raise. As such, he could withdraw the funds without your knowledge for his own use. If that happens, you will lose your investment.

    11. A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause us to cease doing business.

    Our operations depend entirely on the Internet.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

    12. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.

    We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations. If that happens, you will lose your investment.

Risks associated with this offering:

    13. Because there is no public trading market for our common stock, you may not be able to resell your stock.

    There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

    14. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

    Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

    Our offering is being made on a self-underwritten $30,000 minimum, $60,000 maximum basis. The table below sets forth the use of proceeds if $30,000, $45,000 or $60,000 of the offering is sold.

$30,000	$45,000	$60,000

Gross proceeds Offering expenses Net proceeds	$ $ $	30,000 20,000 10,000	$ $ $	45,000 20,000 25,000	$ $ $	60,000 20,000 40,000

    The net proceeds will be used as follows:

Legal and Professional fees Website development Database Marketing and advertising Establishing an office Salaries Working capital	$ $ $ $ $ $ $	5,000 2,000 2,000 1,000 0 0 0	$ $ $ $ $ $ $	5,000 3,000 2,000 5,000 2,500 0 7,500	$ $ $ $ $ $ $	5,000 5,000 2,500 5,000 2,500 0 20,000

    Total offering expenses to be paid from the proceeds of the offering are $5,000 for legal fees; $7,500 for accounting/administrative fees; $5,000 on consulting fees; $1,992 for our transfer agent; $500 for printing the prospectus, and $8 for our SEC filing fee. The foregoing are approximations of fees for us to remain in compliance with our reporting requirements for the next twelve months. Legal fees are for the review of our periodic reports; accounting fees are estimated for three reviews of our financial statements and an audit. Consulting fees are for a consultant to prepare our periodic reports and advise us on compliance matters and the transfer agent fees consist of establishing initial set-up fees and the printing of the corporate share certificates.

    We will be able to begin operations with the minimum funds described above.  By raising additional amounts, we will have the ability to create a better website with more options; a better data base that will allow us to analyze the data in more ways; increase marketing and advertising; and, provide for additional working capital.

    We will spend between $2,000 and $5,000 for the preparation of our website which includes the cost of content creation and links to and from our website. The more funds that are able to be allocated to the creation of our website will provide for a more sophisticated site with additional tabs, pages and enhanced features. Additionally, more funds will allow for regular updates to be done by our hosting provider.

    We intend to develop and maintain a database of suppliers and customers. The estimated cost to develop and maintain the database is $2,000 to $2,500. The more funds we are able to spend will be determined on the total shares sold through our offering and will provide the opportunity to purchase more advanced software, with expanded storage and regular maintenance.

    Marketing and advertising will be focused on promoting products to the public. We also intend to print sales material for distribution in newspapers and magazines. The cost of developing the campaign is estimated to cost between $1,000 and $5,000. If the minimum of shares are sold, we are planning on primarily focusing our marketing and advertising efforts on printed materials. If we raise more than the minimum, we will be able to advertise through online sources as well as print. See "Marketing" subsection of the Business section for a detailed description of our marketing and advertising outline.

    We intend to establish an office if we raise more than our minimum, to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations. If we only reach our minimum, our sole officer has agreed to continue to run the operations from his home office space that he allows us to us on a rent-free basis.

    Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

    The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

    Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

    As of August 31, 2010, the net tangible book value of our shares of common stock was $2,469 or approximately $0.001 per share based upon 5,000,000 shares outstanding.

If 6,000,000 (100%) of the Shares Are Sold:

    Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 11,000,000 shares (5,000,000 shares outstanding prior to this offering plus 6,000,000 shares from this offering) to be outstanding will be $42,469 (current net tangible book value of $2,469 plus the net proceeds from this offering of $40,000) or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.003 per share from $0.001 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.004 per share.

    After completion of this offering, if 6,000,000 shares are sold, you will own approximately 54.55% of the total number of shares then outstanding for which you will have made cash investment of $60,000, or $0.01 per share. Our existing stockholder will own approximately 45.45% of the total number of shares then outstanding, for which he has made contributions of cash totaling $20,000 or approximately $0.004 per share.

If 4,500,000 Shares Are Sold:

    Upon completion of this offering, in the event 4,500,000 shares are sold, the net tangible book value of the 9,500,000 shares (5,000,000 shares outstanding prior to this offering plus 4,500,000 shares from this offering) to be outstanding will be $27,469 (current net tangible book value of $2,469 plus the net proceeds from this offering of $25,000), or approximately $0.003 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.002 per share from $0.001 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.003 per share.

    After completion of this offering, if 4,500,000 shares are sold, you will own approximately 47.37% of the total number of shares then outstanding for which you will have made cash investment of $45,000, or $0.01 per share. Our existing stockholder will own approximately 52.63% of the total number of shares then outstanding, for which he has made contributions of cash totaling $20,000 or approximately $0.004 per share.

If the Minimum Number of the Shares Are Sold:

    Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 8,000,000 shares (5,000,000 shares outstanding prior to this offering plus 3,000,000 shares from this offering) to be outstanding will be $12,469 (current net tangible book value of $2,469 plus the net proceeds from this offering of $10,000), or approximately $0.002 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.001 per share from $0.001 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.002 per share.

    After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.50% of the total number of shares then outstanding for which you will have made cash investment of $30,000, or $0.01 per share. Our existing stockholder will own approximately 62.50% of the total number of shares then outstanding, for which he has made contributions of cash totaling $20,000 or approximately $0.004 per share.

    The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.004
Net tangible book value per share before offering	$0.001
Net tangible book value per share after offering	$0.004
Increase to present stockholder in net tangible book value per share
after offering	$0.003
Capital contributions	$20,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	11,000,000
Percentage of ownership after offering	45.45%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.01
Dilution per share	$0.006
Capital contributions	$60,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing stockholder	25%
Percentage of capital contributions by new investors	75%
Percentage of ownership after offering	54.55%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.01
Dilution per share	$0.007
Capital contributions	$45,000
Number of shares after offering held by public investors	4,500,000
Percentage of capital contributions by existing stockholder	31%
Percentage of capital contributions by new investors	69%
Percentage of ownership after offering	47.37%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.008
Capital contributions	$30,000
Percentage of capital contributions by existing stockholder	40%
Percentage of capital contributions by new investors	60%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	37.50%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

    We are offering 6,000,000 shares of common stock on a self-underwritten basis, 3,000,000 shares minimum, and 6,000,000 shares maximum basis. The offering price is fixed at $0.01 per share and will remain fixed at $0.01 throughout the offering. Funds from this offering will be placed in a separate bank account at Wells Fargo Bank, 550 Padre Boulevard, South Padre Island, Texas 78597; the telephone number is (956) 761-8606. The funds will be maintained in the separate bank account until we receive a minimum of $30,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. It is merely a separate non-interest bearing savings account under our control where we have segregated your funds. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. Further, if we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you will lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us.

    If we do not receive the minimum amount of $30,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind. We will return your funds to you in the form a cashier's check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $30,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	an extension of the date by which we must sell the minimum number of shares;
*	change in the use of proceeds;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

    If any of the foregoing events occur, we will file a post-effective amendment to this registration statement, including updated disclosure and financial statements where necessary, and we will return at least contemporaneously with the filing of the post-effective amendment, all investor proceeds. We do not, however, plan on changing any of the aforementioned material terms of this offering.

    We will sell the shares in this offering through John Ferrone, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

    1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

    2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

    3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

    4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

    John Ferrone is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

    Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Ferrone will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

    Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

    We intend to sell the shares in this offering outside the United States to non-US residents. No shares of our common stock offered in this offering will be sold inside the United States of America. Once we are operational, if budget allows, advertising online could open the door for international customers. It is not our plan to only offer our products within the United States.

Section 15(g) of the Exchange Act

    Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $3,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

    Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

    Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

    Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

    Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

    Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

    Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

    Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

    This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

    If you decide to subscribe for any shares in this offering, you must

1. 2.	execute and deliver a subscription agreement deliver a check or certified funds to us for acceptance or rejection.

    All checks for subscriptions must be made payable to EURASIA DESIGN INC.

Right to Reject Subscriptions

    We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

    We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

    Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

    To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that once we begin operations we will stay in business after twelve months. If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, we will have limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will provide funds for our growth strategy.

    If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

    Upon completion of our public offering, our specific goal is to profitably sell products on our Internet website to the public. We intend to accomplish the foregoing by the following milestones:

    1. September 2010 - November 2010. Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 270 days. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

    2. December 2010 - January 2011. Establish an office. If we raise more than our minimum, we will establish an office to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations. If we only reach our minimum, our sole officer has agreed to continue to run the operations from his home office space that he allows us to us on a rent-free basis. If we raise more than our minimum from our offering, our president will rent office space in the South Padre Island area from a third party. We do not intend to hire employees. Our sole officer and director will handle our administrative duties.

    3. February 2011 - April 2011. Retain a website developer to create a website to promote our products. We expect to spend $2,000 to $5,000 for the website which will include graphics and links from our site. We intend to locate smaller, new manufacturers to offer their products on a more exclusive basis.

    4. May 2011 - August 2010. Marketing and advertising will be focused on promoting our website and products. The advertising campaign may also include the design and printing of various sales materials. We intend to market our website through traditional sources such as advertising in magazines, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $1,000 to $5,000.

    The above mentioned milestones and the timelines they contain are dependent the availability of our sole officer and director. John Ferrone is entirely responsible for our day-to-day operations. Establishing an office will take time as Mr. Ferrone will need to locate an appropriate facility that will be determined by the total amount raised in the offering as well as make arrangements for telephone and other communication lines to be established and office supplies procured. Once the office is fully operational, Mr. Ferrone can then turn his attention to retaining a web developer.

    We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website. This will happen once we negotiated agreements with one or two suppliers of products.

    If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

    On May 1, 2010, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year. ECS is a non-affiliated third party that provides administrative support for the day-to-day operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is our bookkeeper, and is an EDGAR filing service. Additionally, ECS acts as liaison between our president and auditor, legal counsel, transfer agent, registered agent and the SEC. Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K. We will use the proceeds of from the offering to pay ECS for its consulting services.

Limited operating history; need for additional capital

    There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up (development stage) company and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

    To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that once we begin operations we will stay in business after twelve months. If we are unable to secure enough suppliers of products at suitably low pricing or enough customers willing to buy the products at higher than the price we have negotiated with our suppliers, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, we will have limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will provide funds for our growth strategy.

    We are seeking equity financing to provide for the capital required to implement our operations. Equity financing could result in additional dilution to our existing stockholder.

Results of operations

From Inception on May 6, 2010 to August 31, 2010.

    During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared the business plan included in this registration statement. We have reserved the domain name "www.eurasiadesigninc.com." Our net loss since inception is $17,531 comprised of legal, accounting, consulting and other general and administrative expenses that include bank services charges, telephone expenses and incorporation fees. We have not started our proposed business operations and will not do so until we have completed this offering.

    Since inception, we sold 5,000,000 shares of common stock to our sole officer and director for $20,000.

Liquidity and capital resources

    As of the date of this prospectus, we have yet to generate any revenues from our business operations.

    We issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

    As of August 31, 2010, our total assets were $2,769 consisting entirely of cash and our total liabilities were $300 comprised entirely of accounts payable.

    On May 1, 2010, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year. ECS is a non-affiliated third party that provides administrative support for the day-to-day operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is our bookkeeper, and is an EDGAR filing service. Additionally, ECS acts as liaison between our president and auditor, legal counsel, transfer agent, registered agent and the SEC. Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K. We will use the proceeds of from the offering to pay ECS for its consulting services.

BUSINESS

General

    We were incorporated in the State of Nevada on May 6, 2010. Upon completion of our offering, we will develop a website (www.eurasiadesigninc.com) that will offer to the public unique furniture and accessories from Europe and Asia to retail customers at wholesale prices. We have not generated any revenues and the only operations we have engaged in are the reservation of the domain name (www.eurasiadesigninc.com) and the development of a business plan.

    We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change.

    We have not begun operations and will not begin operations until we completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Blank Check Issue

    We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term "blank check company" to mean, any development stage company that is issuing a penny stock that, "(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies." We have a specific plan and purpose. Our business purpose is to offer unique furniture and accessories from Europe and Asia to retail customers at wholesale prices by ordering online. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, "Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering." Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

    We have no plans or intentions to be acquired or to merge with an operating company, nor does our stockholder, have plans to enter into a change of control or similar transaction or to change our management.

Products

    Our principal business objective is to offer to the public unique furniture and accessories from Europe and Asia to retail customers at wholesale prices. It is the opinion of our sole officer and director that our target market and likely purchaser of our products will primarily be individuals with discretionary income but limited time to seek our truly unique products.

    The products we intend to promote will be selected by our sole officer and director, John Ferrone.

Website

    We intend to create and maintain a website which will provide the following services and products for the website: e-mail forwarding, e-mailing aliasing, auto responder, front page support, shopping cart, secure transactions signio support, and macromedia flash. If the minimum funds are raised from our offering, we will engage a web developer to design a simple splash page with a tab to showcase our products and a tab to contact us. If we raise more than the minimum, we will add additional tabs and pages to enhance the site to include, one-click checkout, linking of product details and specifications and customer review tabs of the products. The foregoing will allow us to make retail sales of interior decor, promote our products in an attractive fashion, and communicate with our customers on-line.

    The website is intended to be a destination site for individuals interested in home furnishings. The site will offer a large array of products and by becoming a "one-stop shopping" destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced home furnishings products. We intend to continually source out and negotiate strategic relationships with individual suppliers and manufacturers to offer their products on our website.

    We believe that the lack of financial security on the Internet is hindering economic activity thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. Although, we will be using a 128-bit encoding encryption for our website transactions, there is no assurance that such security precautions will be successful.

    Other than investigating potential technologies in support of our business purpose, we have had no material business operations since inception in May 2010. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based retailer focused on the distribution of home furnishing products.

    The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

    We have not located a web developer at this time. Our president will interview and chose a local web developer in the South Padre Island area to work with once the offering has been completed.

Convenient Shopping Experience

    Our online store will provide customers with an easy-to-use Web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver a broad selection of products to customers in rural or other locations that do not have convenient access to physical stores. We also intend to make the shopping experience convenient by categorizing our products into easy-to-shop departments.

Customer Service

    We intend to provide a customer service department via email where consumers can resolve order and product questions which will be handled initially by our president, John Ferrone, until the we are profitable enough to hire employees. Furthermore, we will insure consumer satisfaction by offering a money back guarantee. There is, however, no assurance that we will ever be profitable.

Online Retail Store

    We intend to design our Internet store to be a place for individual consumers to purchase our products online.

Shopping at our Online Store

    Our online store will be located at www.eurasiadesigninc.com. We believe that the sale of home décor products on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, ease-of-use, depth of content and information, and competitive pricing. Key features of our online store will include:

Browsing

    Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product selection. By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and featured products.

Selecting a Product and Checking Out

    To purchase products, consumers will simply click on the "add to cart" button to add products to their virtual shopping cart. Consumers will be able to add and subtract products from their shopping cart as they browse around our online store prior to making a final purchase decision, just as in a physical store. To execute orders, consumers click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of wrapping and shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

    To pay for orders, a consumer must use a credit card, which is authorized during the checkout process. Charges are assessed against the card when the order is placed. Our online store will use security such as the 128-bit encoding encryption technology that works with the most common Internet browsers and is required by United States regulations.

    We offer our customers a full refund for any reason if the customer returns the purchased item within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer. The customer is responsible for paying for the return shipping fees. They will return them directly to us and we will return them to our supplier in accordance with their return policies. If the return falls outside of an acceptable timetable for a full refund on the returned purchase by our supplier, we will incur the expense and reflect such in our financial statements.

Source of Products

    We intend to purchase products from manufacturers and distributors in Europe and Asia. A portion of the purchase price, between 40% and 70%, depending on the prices we negotiate with the manufacturer, is used to acquire the product from the manufacturer or distributor. Mark-ups on new products range from 15% to 200%. The product will be shipped directly from the manufacturer to the customer, thereby eliminating the need for storage space or packaging facilities. The way we will determine our pricing structure will all depend on what the supplier and manufacturer is selling the product for. One smaller and lower cost products, our mark-ups would most likely be higher and on the more expensive products they will be lower. It all depends on the prices we negotiate with our suppliers.

    We intend to source out and negotiate with manufacturers and distributors to offer their products for sale on our website either directly or via a direct link to their websites. In addition, we intend to locate and negotiate relationships with some manufacturers and distributors to offer their products on a more exclusive basis.

    We intend to locate manufacturers through attending numerous trade shows and exhibitions operating throughout Asia and Europe. There are many manufacturers and suppliers offering a wide assortment of products to meet our customers wants and needs. One that we will be attending is the i-saloni exhibitions in Italy which covers a net display area of over 230,000 square meters and is held at the Milan Fairgrounds in Rho. The events showcase products manufactured by more than 2,500 of the most dynamic and creative firms operating on the international market, and attract over 270,000 trade visitors. This exhibition also operates out of New York in May. In China there is the import and export trade show called Canton Fair which is held twice a year in Spring and Autumn. It is China's largest trade fair. Both of these fares showcase smaller and larger manufacturers. There are newer suppliers as well as more established manufacturer base to draw from.

Revenue

    We intend to generate revenue from four sources on the website:

  Revenues will be generated from the direct sale of products to customers. We will order products on behalf of our customers directly from our suppliers. At the time we are receiving an order from a customer, we will order the product from the supplier. That way we avoid having to carry any inventory that can be costly and become obsolete. We would earn revenue based on the difference between our negotiated price for the product with our suppliers and the price that the customer pays;

  Revenues will be generated by fees received for sales that originate from our website and are linked to those manufacturers that we will negotiate relationships with. Our customers would link to the manufacturer's website directly from our site and we would be paid a fee for directing the traffic that result in sales;

  We plan to offer banner advertising on our website for new manufacturers hoping to launch new products;

  Finally, we plan to earn revenues for special promotions to enable manufacturers to launch new products - we would sell "premium shelf space" or priority placement on the opening page of our website.

    We intend to develop and maintain a database of all current customers and suppliers. We also intend to develop and launch an advertising campaign to introduce our website to potential customers.

Database

    We intend to develop a database to gather information regarding our customers and suppliers. This database will categorize all our customers, customers that bought from us, potential customers that have browsed our website, and potential customers from our planned source of e-mail and direct mail. We will also have a database of suppliers we deal with. This will record the suppliers we bought from, returned products to, exchanged products with, and a daily, monthly, and yearly dollar value of what was purchased from the supplier. Having this database in place will help keep our business organized and will help us identify and target clients.

Competition

    The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

    There are many companies offering the same services as we intend to offer. Upon initiating our website operations, we will be competing with the foregoing.

    Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well established distributors of the products we intend to offer with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and product selection. In order to achieve this, we will offer lower mark-ups on our products until we have built up our client base to increase our profit margin. We intend to be able to attract and retain customers by offering a breadth of tasteful product selection through our relationships with manufacturers and suppliers.

Marketing

    The amount of funds we raise from our offering will determine where our marketing area will be and how much we will be able to spend on our marketing and advertising campaign. If we raise the minimum, we intend to advertise locally through e-mail flyers, local newspapers, and the telephone directory. If we raise the maximum we intend to expand our marketing strategies to furniture magazines and advertisement flyer through direct mail. As we start generating more income we will expand our marketing plan to highway billboards, bus and bus station billboards, across the United States. Direct mail advertising will be in the form of printed flyers that will be dropped off in high traffic areas where there will be a large volume of individuals looking for our products such apartment buildings, condominiums, and townhomes within the South Padre Island area. As future business income increases we will expand across Texas and eventually include the entire United States as much as is financially possible. For our e-mail marketing addresses, we plan on hiring an e-mail marketer that will sell us an e-mail distribution list for $15.00 for 500 contacts or up to 25,000 contacts for $150 per month. We will choose the amount of contacts based on the amount we raise from this offering.

Insurance

    We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Vendor Relationships

    We hope to develop a strong relationship with our vendors through repeated use and mutually financially advantageous contracts.  As of date of this prospectus we have not developed any vendor relationships but intend to do so immediately upon completion of our public offering.  There is no assurance however that we will develop any vendor relationships

Employees; Identification of Certain Significant Employees.

    We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

    Our principal executive office is located at 122B Acapulco Street, South Padre Island, Texas 78597. Our telephone number is (877) 687-1115 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our office is located in the home of our president, John Ferrone.

    We intend to establish an office if we raise more than our minimum, to maintain the website and database. This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations. If we only reach our minimum, our sole officer has agreed to continue to run the operations from his home office space that he allows us to us on a rent-free basis. We use approximately 100 square feet which has been sufficient for our operations to date and is expected to be sufficient for our operations should we only raise the minimum proceeds from our offering.

Government Regulation

    We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

    We not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

    In addition, because our products are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions.   Currently, we are qualified to do business in Nevada.  Other than Nevada, we do not believe we will have to qualify to do business in any other jurisdiction.

    In Nevada, we are required to pay an annual fee to the Nevada Secretary of State of $125 and pay a licensing fee of $200 per year.  Nevada has no corporate income taxes.

    Other than the foregoing, no governmental approval is needed for the sale of our products in the United States or the State of Nevada.

MANAGEMENT

Officers and Directors

    Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

    The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
John Ferrone 122B E. Acapulco St. South Padre Island, Texas 78597	60	president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors.

    The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

    Since our inception on May 6, 2010, John Ferrone has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. From January 2000 to present Mr. Ferrone was the owner of Cactus John Books which is a publishing company owing rights to Cactus John Children books (www.cactusjohnbooks.com). Cactus John Books is a set of 3 children picture books. In October, 2003 to present Mr. Ferrone established and currently still owns Southern Wave Sailing Charters which operates out of South Padre Island. From March 1994 to January 2000, Mr. Ferrone was the president of Velero Pacifico Sa. de CV. which is a yacht charter business based out of Mexico. Velero Pacifico also owned Wencho's Beach Club in Acapulco, a beach club on concession land with 500 feet of frontage on Acapulco Bay. The Wencho beach club business was sold to the concession owner when the lease expired in October of 1998. Velaro Pacifico continued the yacht charter business and Mr. Ferrone continued on as president until January 2000 when the company was wound down.

    During the past ten years, Mr. Ferrone has not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

    We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

    The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by us for the last three fiscal years ending May 31, 2010 for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John Ferrone	2010	0	0	0	0	0	0	0	0
President	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

    We have no employment agreements with our sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

    The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

    There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

    The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR'S COMPENSATION TABLE

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

John Ferrone	2010	0	0	0	0	0	0

Long-Term Incentive Plan Awards

    We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

    Pursuant to the Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

    Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold

John Ferrone 122B E. Acapulco St. South Padre Island, Texas 78597	5,000,000	100%	5,000,000	45.45%

[1]     The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Ferrone is the only "promoter" of our company.

Future sales by existing stockholder

    A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided the Company was not a shell company when the shares were issued or prior thereto.  A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations.  Accordingly, Mr. Ferrone, our sole stockholder, may not resell his shares under Rule 144 of the Act for a period on one year from the date we are no longer a shell company and we have filed a Form 8-K with the SEC and disclosed the information required by Item 5.06 thereof.

    Shares purchased in this offering, which will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock.  There is no assurance a market will ever develop for our common stock.

    There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director, who own 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

    Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends if and when a dividend is declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

    Our We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

    Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, John Ferrone, our sole officer and directors, will own approximately 45.45% of our outstanding shares.

Cash dividends

    As of the date of this prospectus, we have not paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

    We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

    There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

    After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

    Our stock transfer agent for our securities will be Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701; the telephone number is 727-289-0010.

CERTAIN TRANSACTIONS

    On May 6, 2010, we issued a total of 5,000,000 shares of restricted common stock to John Ferrone, our sole officer and director in consideration of $20,000.

LITIGATION

    We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

    Our financial statements for the period from May 6, 2010 (inception) to May 31, 2010, included in this prospectus have been audited by GBH CPAs, PC, 6002 Rogerdale, Suite 500, Houston, Texas 77072, telephone (713) 482-0000, as set forth in its report of independent registered public accounting firm included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

    The Law Office of Conrad C. Lysiak, P.S. 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares being offered in this prospectus.

FINANCIAL STATEMENTS

    Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Certified Public Accountants.

    Our unaudited financial statements for the three months ended August 31, 2010, immediately follow:

EURASIA DESIGN INC.
(A Development Stage Company)
BALANCE SHEETS
(Unaudited)

	August 31,	May 31,
	2010	2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,769	$19,977
TOTAL CURRENT ASSETS	2,769	19,977

TOTAL ASSETS	$2,769	$19,977

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$300	$1,775

TOTAL CURRENT LIABILITIES	300	1,775

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
Preferred stock, 100,000,000 shares authorized, $0.00001 par value, 0 issued and outstanding	-	-
Common stock, 100,000,000 shares authorized,
$0.00001 par value, 5,000,000 shares issued and outstanding	50	50
Additional paid in capital	19,950	19,950
Deficit accumulated during the exploration stage	(17,531)	(1,789)

TOTAL STOCKHOLDERS' EQUITY	2,469	18,202

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,769	$19,977

The accompanying notes are an integral part of these financial statements.

EURASIA DESIGN INC.
(A Development Stage Company)
STATEMENTS OF EXPENSES
(unaudited)
	Three Months	Inception (May 6, 2010)
	Ended	through
	August 31, 2010	August 31, 2010

EXPENSES
Consulting	$4,696	$4,696
General and administrative	237	2,035
Legal and accounting	10,800	10,800

NET LOSS	$(15,733)	$(17,531)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

EURASIA DESIGN INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(unaudited)

	Three	Inception (May 6, 2010)
	Months Ended	through
	August 31, 2010	August 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15, 733)	$(17,531)

Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable	(1,475)	300
Net cash used in operating activities	(17,208)	(17,231)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	20,000
Net cash provided by financing activities	-	20,000

Net change in cash	(17,208)	2,769

Cash, beginning of period	19,977	-

Cash, end of period	$2,769	$2,769

SUPPLEMENTAL CASHFLOW DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

EURASIA DESIGN INC.
(A Development Stage Company)
Notes to the Financial Statements
(Unaudited)

NOTE 1.     BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Eurasia Design Inc. ("Eurasia Design" or "Company"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commissions, and should be read in conjunction with the audited financial statements and notes thereto contained in Eurasia Design's Annual Report filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures required in Eurasia Design's fiscal 2010 financial statements have been omitted.

NOTE 2.     GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Eurasia Design will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Eurasia Design be unable to continue as a going concern. As of August 31, 2010, Eurasia Design has not generated revenues and has accumulated losses of $17,531 since inception. The continuation of Eurasia Design as a going concern is dependent upon the continued financial support from its shareholders, the ability of Eurasia Design to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Eurasia Design's ability to continue as a going concern.

NOTE 3.     SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 28, 2010, the date these financial statements were available to be issued, and has determined that there were no subsequent events to recognize or disclose in these financial statements, except as follows:

On October 12, 2010, the Company's president, Mr. John Ferrone loaned the Company $5,000 to meet on -going costs associated with this registration statement. The amount is due on demand and has no terms of repayment, is unsecured, and bears no interest.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Eurasia Design Inc.
(A Development Stage Company)
South Padre Island, Texas

We have audited the accompanying balance sheet of Eurasia Design Inc. (the "Company") as of May 31, 2010 and the related statements of expenses, stockholder's equity and cash flows for the period from May 6, 2010 (inception) to May 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eurasia Design Inc. as of May 31, 2010 and the results of its operations and its cash flows for the period from May 6, 2010 (inception) to May 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Eurasia Design Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Eurasia Design Inc. has not generated revenues and has accumulated losses since inception which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

GBH CPAs, PC
GBH CPAs, PC

www.gbhcpas.com
Houston, Texas
July 26, 2010

EURASIA DESIGN INC.
(A Development Stage Company)
BALANCE SHEET
May 31, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$19,977

TOTAL CURRENT ASSETS	19,977

TOTAL ASSETS	$19,977

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$1,775

TOTAL CURRENT LIABILITIES	1,775

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDER'S EQUITY
Preferred stock, 100,000,000 shares authorized, $0.00001 par value;
0 shares issued and outstanding	-
Common stock, 100,000,000 shares authorized, $0.00001 par value;
5,000,000 shares issued and outstanding	50
Additional paid-in capital	19,950
Deficit accumulated during development stage	(1,798)
TOTAL STOCKHOLDER'S EQUITY	18,202

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$19,977

The accompanying notes are an integral part of these financial statements.

EURASIA DESIGN INC.
(A Development Stage Company)
Statement of Expenses
For the period from May 6, 2010 (inception) to May 31, 2010

EXPENSES
General and administrative	$1,798

NET LOSS	$(1,798)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING, BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

EURASIA DESIGN INC.
(A Development Stage Company)
Statement of Stockholder's Equity
For the period from May 6, 2010 (inception) to May 31, 2010

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder's Equity
	Shares	Amount	Capital	Deficit

Stock issued for cash on May 6,
2010 at $0.004 per share	5,000,000	$50	$19,950	$-	$20,000

Net loss for the period ended
May 31, 2010	-	$-	$-	$(1,798)	$(1,798)

Balance, May 31, 2010	5,000,000	$50	$19,950	$(1,798)	$18,202

The accompanying notes are an integral part of these financial statements.

EURASIA DESIGN INC. (A Development Stage Company)
Statement of Cash Flows
For the period from May 6, 2010 (inception) to May 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,798)
Adjustments to reconcile net loss to net cash used in operating activities:

Accounts payable	1,775
Net cash used in operating activities	(23)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	20,000
Net cash from financing activities	20,000

Net change in cash and cash equivalents	19,977
Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$19,977

SUPPLEMENTAL CASHFLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

EURASIA DESIGN INC.
(A Development Stage Company)
Notes to the Financial Statements
Period From May 6, 2010 (Inception)
Through May 31, 2010

Note 1 - Nature of Operations and Summary of Significant Accounting Policies

Nature of Business. Eurasia Design Inc. (referred to as the "Company", "Eurasia" or "Eurasia Design") was incorporated in Nevada on May 6, 2010, for the purpose of distributing home furnishing products via the internet.

Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Earnings (Loss) Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period ended May 31, 2010, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents. Eurasia Design considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Income Taxes: Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company computes a deferred tax asset for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Recently Issued Accounting Pronouncements. Eurasia Design does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Subsequent Events. The Company has evaluated subsequent events through July 26, 2010, the date these financial statements were available to be issued, and has determined that there were no subsequent events to recognize or disclose in these financial statements.

EURASIA DESIGN INC.
(A Development Stage Company)
Notes to the Financial Statements
Period From May 6, 2010 (Inception)
Through May 31, 2010

Note 2. - Going Concern

These financial statements have been prepared on a going concern basis, which implies Eurasia will continue to meet its obligations and continue its operations for the next fiscal year. As of May 31, 2010, Eurasia has not generated revenues and has accumulated losses of $1,798 since inception. Eurasia has not commenced operations.

The Company's sole officer and director is unwilling to loan or advance any additional capital to the Company, except for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission ("SEC"). These factors raise substantial doubt regarding the Eurasia's ability to continue as a going concern. The continuation of Eurasia as a going concern is dependent upon financial support from its stockholders, the ability of Eurasia Design to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Eurasia be unable to continue as a going concern.

Note 3. - Stockholder's Equity

On May 6, 2010, Eurasia issued 5,000,000 common stock shares to its president at $0.004 per share for $20,000 cash.

Note 4. - Income Taxes

Eurasia uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Since inception, Eurasia incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $1,798 at May 31, 2010, and will expire in the year 2030.

At May 31, 2010, deferred tax assets consisted of the following:

Deferred tax assets (net operating loss carry-forwards)	$(270)
Less: valuation allowance	270
Net deferred tax asset	$-

EURASIA DESIGN INC.
(A Development Stage Company)
Notes to the Financial Statements
Period From May 6, 2010 (Inception)
Through May 31, 2010

Note 5 - Commitments and Contingencies

During May 2010, Eurasia executed a consulting agreement to pay Executive Consulting Services ("ECS") Group $1,000 per month for the next year. ECS advises Eurasia on matters relating to administrative and operational matters.

Until _____________2010, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$8
Printing Expenses	500
Accounting Fees and Expenses	7,500
Legal Fees and Expenses	5,000
Consulting Expenses	5,000
Transfer Agent Fees	1,992
TOTAL	$20,000

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our registration statement filed on July 28, 2010.
2.	Article VIII of the Bylaws of the company, filed as Exhibit 3.2 to our registration statement filed on July 28, 2010.
3.	Nevada Revised Statutes, Chapter 78.

    The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

    Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

John Ferrone 122B E. Acapulco St. South Padre Island, Texas 78597	May 6, 2010	5,000,000	$20,000

    We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

ITEM 16.     EXHIBITS.

    The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.

3.2*	Bylaws.

4.1*	Specimen Stock Certificate.

5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S.

10.1*	Consulting Agreement

23.1	Consent of GBH CPAs, PC

23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.

99.1*	Subscription Agreement

* Previously filed.

ITEM 17.     UNDERTAKINGS.
A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (Section 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of South Padre Island, Texas, on this 28th day of October, 2010.

EURASIA DESIGN INC.

BY:	JOHN FERRONE
John Ferrone, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

    KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John Ferrone as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

JOHN FERRONE	President, Principal Executive Officer, Principal	October 28, 2010
John Ferrone	Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description

3.1*	Articles of Incorporation.

3.2*	Bylaws.

4.1*	Specimen Stock Certificate.

5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S.

10.1*	Consulting Agreement

23.1	Consent of GBH CPAs, PC

23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.

99.1*	Subscription Agreement

* Previously filed.